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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to Registration Statement No. 333-86733 on Form S-1 of Robotic Vision Systems, Inc. of our report dated December 27, 1999, appearing in the Annual Report on Form 10-K of Robotic Vision Systems, Inc. for the year ended September 30, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
June 26, 2000